                                                                   EXHIBIT 10.18

                                                        ----------------
                                                        REDACTED VERSION
                                                        ----------------

                                 EXHIBIT 10.18

                                       TO

                               ICOS CORPORATION'S

                                   FORM 10-K

                               FOR THE YEAR ENDED

                               DECEMBER 31, 1996



          "[    *    ]" = omitted, confidential material, which material has
been   separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                            SHAREHOLDERS' AGREEMENT

          THIS SHAREHOLDERS' AGREEMENT ("Agreement") is made and entered into at Bothell, Washington, U.S.A. this 18th day of December, 1996, by and among ICOS CORPORATION, a Delaware corporation ("ICOS"), SUNTORY LIMITED, a Japanese corporation ("Suntory"), and SUNCOS CORPORATION, a Delaware corporation ("Company").

                                    RECITALS

          A. ICOS has conducted research, has developed and possesses certain existing proprietary patent rights, technical information, technology and know-
how relating to molecular biology [   *   ].

          B. Suntory and ICOS believe that the aforementioned patent rights, information, technology and know-how will have important application to the
development of [   *   ].

          C. Suntory and ICOS desire to form the Company to engage in the development, manufacture, production and worldwide commercial sale of platelet-
activating factor acetylhydrolase [   *   ].

          D. Suntory and ICOS believe that a joint business effort between them dedicated to such purposes would be of mutual benefit to the accomplishment thereof and that the compatibility between ICOS and Suntory is such that substantial economic returns may be gained by each through cooperative effort.

          E.    ICOS intends to [   *   ] in the Field of Activity (as defined
in Paragraph 1.03 below) in consideration of the issuance to ICOS of capital stock in the Company as more fully set forth herein.

          F. Suntory intends to contribute cash to the Company in consideration of the issuance to Suntory of capital stock in the Company as more fully set forth herein.


          *   Confidential Treatment Requested

          G. The simultaneous transfers and resultant issuances contemplated in Recitals E and F above are intended to qualify as a tax-free incorporation of the Company pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

          H. It is the desire of Suntory and ICOS to cooperate in other mutually agreeable areas of business interest.

        NOW, THEREFORE, it is hereby agreed as follows:

1.      CERTAIN DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

        1.01  COMMON STOCK

        The term Common Stock shall mean the duly authorized common stock of the Company having a par value of $.0001 per share.

        1.02  PAF-AH

        The term PAF-AH shall mean platelet-activating factor acetylhydrolase [ * ].

        1.03  FIELD OF ACTIVITY

        The term Field of Activity shall mean [ * ].

        1.04  BACKGROUND TECHNOLOGY

        The term Background Technology shall mean [ * ].

        1.05  PAF-AH TECHNOLOGY

        The term PAF-AH Technology shall mean [ * ].

        1.06  DEVELOPMENT PROGRAM

        The term Development Program, as more fully set forth in the Development and Supply Agreement attached hereto as Exhibit B ("Development and Supply Agreement"), shall mean [ * ].



        *   Confidential Treatment Requested

        1.07  PAF-AH ORGANISMS

        The term PAF-AH Organisms shall mean [   *   ].


        1.08  PARTY

        The term Party shall mean Suntory, ICOS or the Company, as the context shall indicate, or, when used in the plural, Suntory, ICOS and the Company, as the context shall indicate.

2.      FORMATION

        2.01  FORMATION

        On or before the Closing Date (as defined in Paragraph 3 below), Suntory and ICOS shall establish, or cause to be established, "Suncos Corporation" which shall be a corporation organized under the laws of the State of Delaware. Immediately after its formation, Suncos Corporation shall become a Party to this Agreement.

        2.02  NAME

        The corporate designation of the Company shall be "Suncos Corporation" or such other name as may be mutually agreed to by Suntory and ICOS.

        2.03  PRINCIPAL OFFICE

        The principal office and place of business of the Company shall be located at 1209 Orange Street, Wilmington, Delaware, U.S.A., or at such other place as may be mutually agreed to by Suntory and ICOS.

        2.04  ARTICLES OF INCORPORATION

        The Articles of Incorporation of the Company ("Articles") shall be as attached hereto as Exhibit C, as may be amended from time to time as may be mutually agreed to by Suntory and ICOS.


          *   Confidential Treatment Requested

        2.05   BYLAWS

        The Bylaws of the Company ("Bylaws") shall be as attached hereto as Exhibit D, as may be amended from time to time as may be mutually agreed to by Suntory and ICOS.

        2.06   BUSINESS PURPOSE

The business of the Company shall be to engage in the development, manufacture,
production and sale of PAF-AH Products [   *   ] in the Field of Activity and
to [   *   ] such PAF-AH Technology in the Field of Activity for [   *   ]
including, but not limited to, the [   *   ] of such PAF-AH Technology by mutual
agreement of Suntory and ICOS, and to do all things necessary, appropriate or advisable in furtherance thereof.

        2.07   FISCAL YEAR

        The fiscal year of the Company shall be the calendar year ("Corporate Year").

        2.08   DELAWARE AGENT FOR SERVICE OF PROCESS

        The name of the initial agent for service of process on the Company in Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

        2.09   ACCOUNTANTS TO THE COMPANY

        An independent certified public accounting firm mutually selected by Suntory and ICOS shall act as independent accountants to the Company pursuant to an engagement letter substantially in form attached hereto as Exhibit E.

        2.10   INITIAL CAPITAL

        The initial capital of the Company shall consist of a total of six thousand (6,000) shares of Common Stock.

        2.11   SUBSCRIPTION

        Suntory hereby subscribes for three thousand (3,000) shares of Common Stock of the Company, and ICOS hereby subscribes for three thousand shares (3,000) shares

          *   Confidential Treatment Requested
of Common Stock of the Company. The subscription price for all shares shall be TEN THOUSAND DOLLARS (US$10,000) per share and shall be payable as follows:

    2.11.1 Suntory shall pay its full subscription price by cashier's or certified check or by wire transfer from Suntory to the Company's account at a bank to be designated by both Suntory and ICOS ("Corporate Bank Account") on the Closing Date of the full subscription price of THIRTY MILLION DOLLARS (US$30,000,000).

    2.11.2 ICOS shall pay its full subscription price by execution and delivery
on the Closing Date of the [   *   ].  The Parties acknowledge and agree that
the fair market value of such contribution shall be THIRTY MILLION DOLLARS (US$30,000,000).

    2.12   ADDITIONAL CAPITAL

    2.12.1 Subject to Paragraph 2.14 below, no additional capital stock may be issued by the Company other than by the mutual written consent of Suntory and ICOS. The Parties hereto shall meet no less frequently than annually following the formation of the Company to determine its capital needs and the business and Development Program for the next succeeding year.

    2.12.2 Upon expenditure of substantially all of the initial capital contribution to Company pursuant to Paragraph 2.11 above (together with interest earned by the Company on the cash so contributed), Suntory and ICOS shall each
contribute [   *   ] as additional capital to the Company.

    2.12.3 In the event that the capital contributions to the Company pursuant to Paragraphs 2.11 and 2.12.2 above (together with interest earned by the Company on the cash so contributed) are insufficient to fund the activities of
the Company and the Development Program until such time as [   *   ].  Upon
written notification by the Company's Board of Directors to Suntory and ICOS
that the Company [   *   ] of the PAF-AH Technology and to accomplish the
business purposes of the Company as contemplated by this Agreement, Suntory and
ICOS shall promptly meet with management of the Company to [   *   ] by the
Company under the circumstances. Suntory and ICOS shall thereafter enter into a mutually acceptable agreement with respect to such additional capital contributions, if any.

          *   Confidential Treatment Requested

        2.13            WITHDRAWALS

          Except as otherwise specifically provided in this Agreement, neither Suntory nor ICOS shall have the right to withdraw or to demand a return of all or any part of its capital contribution.

        2.14            DEFAULT ON ADDITIONAL CAPITAL CONTRIBUTION OBLIGATION

To the extent that either Suntory or ICOS fails to contribute its proportionate share of the additional capital called for under Paragraph 2.12 above, then from and after the date such capital was to have been contributed to the Company, the shareholding percentages of Suntory or ICOS shall promptly be adjusted by the Company to reflect the increase in capital contributed by either Suntory or ICOS such that the shareholding interest of Suntory and ICOS shall accurately reflect the percentage of each Party's total capital contribution as it bears to the aggregate capital contributions of both Suntory and ICOS.

        2.15            TITLE TO PROPERTY

           Legal title to any and all property of the Company shall be taken and at all times held in the name of the Company.

3.         CLOSING

          The Closing hereunder shall take place at the offices of ICOS, 22021 20th Avenue S.E., Bothell, Washington, U.S.A., at 10:00 a.m. Pacific Standard Time on February 6, 1997 ("Closing" and the "Closing Date"), or such other date and/or place as shall be mutually agreed to by Suntory and ICOS.

4.         CLOSING DOCUMENTS

          At the Closing, each Party shall deliver such documents, instruments and materials as are called for by this Agreement or as may be reasonably required in order to carry out the provisions and purposes hereof, all of which shall be satisfactory in substance and form to legal counsel for each Party. Without limitation as to the foregoing and in addition to the various documents, instruments and agreements contemplated in Paragraphs 7 and 8 below, the Parties agree that, upon the request of any Party, each of them will from time to time after the Closing Date execute, acknowledge and deliver or cause to be so done, at their expense, any and all such further documents and instruments as may be reasonably required for carrying out the purposes of this Agreement. Simultaneously with such delivery and the Closing, all steps shall be taken as may be reasonably required to put the Company in actual possession and operating control of the Background Technology in the Field of Activity.

5.         REPRESENTATIONS AND WARRANTIES OF ICOS

          To induce Suntory to enter into this Agreement, ICOS represents and warrants to Suntory as of the date hereof as follows:

        5.01            GOOD STANDING

          ICOS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to: (i) own its assets to be conveyed in connection with this Agreement; (ii) lawfully carry on its business as now being conducted; and (iii) to make, execute, deliver and perform this Agreement and all contracts and documents to be executed in connection herewith.

        5.02            AUTHORIZATION

          This Agreement has been duly authorized and, prior to the Closing Date, will be approved by all necessary corporate action of ICOS and will be a valid and legally binding obligation of ICOS in accordance with its terms.

        5.03            NO BREACH

          Neither execution or delivery of this Agreement, the contracts and instruments to be executed in connection herewith, nor its performance by ICOS will conflict with, violate or result in a breach of any term, condition or provision of, nor constitute a material default under, or result in the acceleration of any material obligation under, or permit the termination of any indenture, material contract or other material agreement to which ICOS is a party or by which ICOS or its properties is subject or bound; nor will such execution, delivery or performance by ICOS conflict with or violate the provisions of any judgment, decree, order to which ICOS is subject or ICOS's restated Articles of Incorporation or Bylaws, or to the best of its knowledge, any law or regulation.

        5.04            TITLE

          ICOS has valid legal title or rights in and to all of the assets to be licensed to the Company on the Closing Date pursuant to the PAF-AH License Agreement, including, but not limited to, Background Technology, free and clear of all security interests, liens, charges and encumbrances whatsoever and to the best of ICOS's knowledge, tax or other inchoate liens. ICOS owns and has the right to use the

Background Technology in existence as of the date hereof and to be in existence as of the Closing Date. To the best of ICOS's knowledge: (i) the Background Technology in existence as of the date hereof and to be in existence as of the Closing Date do not conflict with the rights of others; (ii) there are no infringements by third parties of any letters patent or patent applications which are part of the Background Technology in existence as of the date hereof and to be in existence as of the Closing Date; and (iii) ICOS's operations and business as conducted as of and prior to the Closing Date with respect to patent applications which are part of the Background Technology in existence as of the date hereof and to be in existence as of the Closing Date do not infringe upon the rights of any person and/or entity not a Party hereto. No right, privilege, permission or license, express or implied, under the Background Technology in existence as of the date hereof and to be in existence as of the Closing Date, has been granted or is in force pursuant to which any party, other than the Company, Suntory or ICOS, may make, have made, use or sell any Background Technology in existence as of the date hereof and to be in existence as of the Closing Date. No claims have been asserted by any person relating to the Background Technology in existence as of the date hereof and to be in existence as of the Closing Date or challenging or questioning the validity or effectiveness of any license or agreement related thereto, and there is no valid basis for any such claim. As of the date hereof, Schedule A attached to the form of PAF-AH License Agreement attached hereto as Exhibit A contains a true, accurate and complete listing of all patents and patent applications included in the Background Technology.

        5.05            NO VIOLATIONS

          ICOS is not in violation of any applicable ordinance or statute, or, to the best of its knowledge, any law or regulation, with respect to its ownership and operation of the Background Technology in existence as of the date hereof and to be in existence as of the Closing Date, nor has it received any notices or citations from any public or quasi-public authority in respect thereto, including, but not limited to, the Food and Drug Administration.

        5.06            NO LITIGATION

          ICOS is not a party to any pending or threatened suit, action or legal, administrative, arbitration or other proceeding which might materially and adversely affect the business of the Company, the Background Technology in existence as of the date hereof or to be in existence as of the Closing Date, or the transactions contemplated by this Agreement, nor does ICOS know of any facts which are likely with the passage of time to give rise to such a suit, action or proceeding.

        5.07            REPRESENTATIONS AND WARRANTIES

          No representation or warranty of ICOS, nor any exhibit, document, statement, certificate or schedule furnished to Suntory pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make statements or facts contained therein not misleading. The representations and warranties of ICOS set forth in this Agreement and in any exhibit, document, statement, certificate or schedule furnished or to be furnished pursuant hereto shall be true on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

6.         REPRESENTATIONS AND WARRANTIES OF SUNTORY

          To induce ICOS to enter into and perform this Agreement, Suntory represents and warrants to ICOS as of the date hereof as follows:

        6.01            GOOD STANDING

          Suntory is a corporation duly organized and validly existing and in good standing under the laws of the country of Japan and has all requisite power and authority to lawfully carry on its business as now being conducted and to make, execute, deliver and perform this Agreement and all instruments and documents to be executed in connection herewith.

        6.02            AUTHORIZATION

          This Agreement has been duly authorized and, prior to the Closing Date, will be approved by all necessary corporate action of Suntory and will be a valid and legally binding obligation of Suntory in accordance with its terms.

        6.03            NO BREACH

          Neither execution or delivery of this Agreement, the contracts and instruments to be executed in connection herewith, nor its performance by Suntory will conflict with, violate or result in a breach of any term, condition or provision of, nor constitute a material default under, or result in the acceleration of any material obligation under, or permit the termination of any indenture, material contract or other material agreement to which Suntory is a party or by which Suntory or its properties is subject or bound; nor will such execution, delivery or performance by Suntory conflict with or violate the provisions of any judgment, decree, order to which Suntory is subject or Suntory's Bylaws, or to the best of its knowledge, any law or regulation.

        6.04            NO LITIGATION

          Suntory is not a party to any pending or threatened suit, action or legal, administrative, arbitration or other proceeding which might materially and adversely affect the transactions contemplated by this Agreement, nor does Suntory know of any facts which are likely with the passage of time to give rise to such a suit, action or proceeding.

        6.05            REPRESENTATIONS AND WARRANTIES

          No representation or warranty of Suntory, nor any exhibit, document, statement, certificate or schedule furnished or to be furnished to ICOS pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make statements or facts contained therein not misleading. The representations and warranties of Suntory set forth in this Agreement and in any exhibit, document, statement, certificate or schedule furnished or to be furnished pursuant hereto shall be true on and as of the Closing Date as though such representations and warranties were made on and as of Closing Date.

7.         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUNTORY

          All of the obligations of Suntory under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

        7.01            NO MISREPRESENTATIONS

          Suntory shall not have discovered any material error, misstatement or omission in the representations and warranties made by ICOS in Paragraph 5 above.

        7.02            COMPLIANCE WITH AGREEMENT

          ICOS shall have performed and complied with all agreements, covenants and conditions required by this Agreement prior to the Closing Date.

        7.03            DELIVERY

           Suntory shall have had delivered to it each of the following:

            7.03.1 Confirmation in form and substance reasonably satisfactory to Suntory evidencing receipt of ICOS's capital contribution specified in Paragraph
2.11 above;

            7.03.2 Duly executed counterpart of the PAF-AH License Agreement effective to [ * ] together with such other documents and instruments as may be necessary to effectuate the licensing contemplated by this Agreement;

            7.03.3 Duly executed counterparts of the Bylaws and Organizational Minutes of the Company;

            7.03.4 Duly executed, validly authorized and issued, fully paid and nonassessable Common Stock represented by Certificate No. 1, duly issuing three thousand (3,000) shares thereof to Suntory;

            7.03.5 Duly executed counterpart of the Development and Supply Agreement;

            7.03.6 Duly executed counterparts of the Suntory and ICOS Services Agreements, which are attached hereto as Exhibits F and G, respectively ("Services Agreements");

            7.03.7 Duly executed counterparts of the Suntory and ICOS License Agreements, which are attached hereto as Exhibits H and I, respectively ("License Agreements");

            7.03.8 Opinion of ICOS's counsel (as defined in Paragraph 7.04 below);

            7.03.9 Duly executed counterpart of the Right of First Negotiation Agreement, which is attached hereto as Exhibit J; and

            7.03.10 Duly executed certificate from an officer of ICOS that the representations and warranties of ICOS contained in Paragraph 5 are true and correct as of the Closing Date.

        7.04            OPINION OF COUNSEL

          ICOS shall have delivered to Suntory an opinion of Perkins Coie, legal counsel for ICOS, in a form satisfactory to counsel for Suntory, dated as of the Closing Date, to the effect that (i) ICOS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and ICOS has the corporate power to conduct its business where such business is now conducted and to execute and


          *   Confidential Treatment Requested
deliver this Agreement; (ii) the execution, delivery and performance of this Agreement, together with all instruments and documents executed in connection therewith, and the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of ICOS; (iii) this Agreement, together with all instruments and documents executed in connection herewith, constitutes valid and binding obligations of ICOS, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights; and
(iv) the execution, delivery and performance by ICOS, together with all instruments and documents executed in connection therewith, and the consummation of the transactions contemplated hereby will not result in any conflict with, or material breach or violation by ICOS of, or default by ICOS under, its Articles of Incorporation, Bylaws, or any judgment, decree, order, or indenture, material obligation or agreement, or other material instrument or document of, or applicable to, them known to such legal counsel.

          In rendering the foregoing opinion, Perkins Coie may rely on opinions of other counsel, reasonably acceptable to Suntory, and, as to matters of fact, on searches of public records and certificates of officers and directors of ICOS.

        7.05            NO LITIGATION

          No suit, action or proceeding against ICOS shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

        7.06            ADDITIONAL DOCUMENTS

          ICOS shall have delivered to Suntory such other instruments and documents as may be, in the opinion of counsel for Suntory, reasonably necessary to effectuate the transactions contemplated by this Agreement, and all legal matters in connection with this Agreement and the transactions contemplated hereby shall have been approved by counsel for Suntory.

        7.07            HART-SCOTT-RODINO CLEARANCE

          The waiting period described in Section 7A of the Clayton Act, 15 U.S.C. (S) 18a has expired without adverse action by the Federal Trade Commission ("FTC") or Department of Justice ("DJ") of the United States, or an affirmative response has been received from the FTC or DJ which has the effect of shortening the waiting period.

8.        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ICOS

          All of the obligations of ICOS under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

    8.01  NO MISREPRESENTATIONS

          ICOS shall not have discovered any material error, misstatement or omission in the representations and warranties made by Suntory in Paragraph 6 above.

    8.02  COMPLIANCE WITH AGREEMENT

          Suntory shall have performed and complied with all agreements, covenants and conditions required by this Agreement prior to the Closing Date.

    8.03  DELIVERY

          ICOS shall have had delivered to it each of the following:

    8.03.1 Confirmation in form and substance reasonably satisfactory to ICOS evidencing receipt of Suntory's monetary capital contribution in the amount specified in Paragraph 2.11 above;

    8.03.2 Duly executed counterparts of the Bylaws and Organizational Minutes of the Company;

    8.03.3 Duly executed, validly authorized and issued, fully paid and nonassessable Common Stock represented by Certificate No. 2, duly issuing three thousand (3,000) shares thereof to ICOS;

    8.03.4 Duly executed counterpart of the Development and Supply Agreement;

    8.03.5 Duly executed counterparts of the Services Agreements;

    8.03.6 Duly executed counterparts of the License Agreements;

    8.03.7 Opinion of Counsel to Suntory (as defined in Paragraph 8.04 below);
and

    8.03.8 Duly executed certificate from an officer of Suntory that the representations and warranties of Suntory contained in Paragraph 6 are true and correct as of the Closing Date.

        8.04  OPINION OF COUNSEL

        Suntory shall have delivered to ICOS an opinion of Cleary, Gottlieb, Steen & Hamilton, legal counsel for Suntory, in a form satisfactory to counsel for ICOS, dated as of the Closing Date, to the effect that (i) Suntory is a corporation duly organized, validly existing and in good standing under the laws of Japan and Suntory has the corporate power to conduct its business where such business is now conducted and to execute and deliver this Agreement; (ii) the execution, delivery and performance of this Agreement, together with all instruments and documents executed in connection herewith, and the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Suntory; (iii) this Agreement, together with all instruments and documents executed in connection therewith, constitutes valid and binding obligations of Suntory, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights; and (iv) the execution, delivery and performance by Suntory, together with all instruments and documents executed in connection therewith, and the consummation of the transactions contemplated hereby will not result in any conflict with, or material breach or violation by Suntory of, or default by Suntory under, its Articles of Incorporation, Bylaws, or any judgment, decree, order, or indenture, material obligation or agreement, or other material instrument or document of, or applicable to, them known to such legal counsel.

        In rendering the foregoing opinion, Cleary, Gottlieb, Steen & Hamilton may rely on opinions of other counsel, reasonably acceptable to ICOS, and, as to matters of fact, on searches of public records and certificates of officers and directors of Suntory.

        8.05  NO LITIGATION

        No suit, action or proceeding against Suntory shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.

        8.06  ADDITIONAL DOCUMENTS

        Suntory shall have delivered to ICOS such other instruments and documents as may be, in the opinion of counsel for ICOS, reasonably necessary to effectuate the transactions contemplated by this Agreement, and all legal matters in connection with this Agreement and the transactions contemplated hereby shall have been approved by counsel for ICOS.

9.         SURVIVAL AND INDEMNIFICATION

        9.01    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        The respective representations and warranties of Suntory and of ICOS shall survive the Closing and continue in full force and effect for a period
thereafter equal to [   *   ] following the Closing Date.

        9.02    INDEMNIFICATION

        ICOS shall indemnify and hold Suntory, the Company and their respective directors, officers, employees and agents harmless from and against any and all claims, liabilities, losses, costs, damages and expenses, including costs of investigation, court costs and reasonable attorneys' fees, to which any of them may become subject arising from or in any manner connected with, directly or indirectly, any material misstatement, error or omission in any representation or warranty of ICOS contained in this Agreement (without effect upon ICOS's liability under the various instruments and documents to be executed in connection herewith). Suntory agrees to indemnify ICOS, the Company and their respective directors, officers, employees and agents, to the same extent that Suntory is being indemnified pursuant to the immediately preceding sentence.

        9.03    MECHANISM

        The Party seeking indemnification hereunder ("Indemnified Party") shall give written notice to the indemnifying Party or Parties ("Indemnifying Party") of its indemnification claims hereunder, specifying the amount and nature of the claim, and giving the Indemnifying Party the right to contest any such claim represented by counsel of its choice; if any such claim is made hereunder by the Indemnified Party and such claim arises from the claims of a third party against the Indemnified Party and the Indemnifying Party does not elect to undertake the defense thereof by written notice within fifteen (15) days after receipt of the original notice from the Indemnified Party, the Indemnified Party shall be entitled to indemnity pursuant to the terms of this Agreement to the extent of its payment in respect of such claim. To the extent that the Indemnifying Party undertakes the defense of such claim in good faith by proceeding diligently at its expense, and without materially impairing the financial conditions or operations of the Indemnified Party, the Indemnified Party shall be entitled to indemnity hereunder only if, and to the extent that, such defense is


        *Confidential Treatment Requested
unsuccessful as determined by a final judgment of a court of competent jurisdiction or is settled with the consent of the Indemnifying Party. The Party defending a third-party claim shall have the right to choose its own counsel.

10.       BROKERS

          Each of the Parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.
The Parties hereto each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense, including reasonable attorneys' fees, incurred by reason of any brokerage, commission or finder's fee alleged to be payable because of any act, omission or statement of the Indemnifying Party.

11.     MANAGEMENT

        11.01   BOARD OF DIRECTORS

        The Company shall be managed by a Board of Directors consisting initially of six (6) members. Suntory and ICOS shall each have the right to nominate three (3) members of the Board of Directors. In the event of a default in the payment of any additional capital contribution, as described in Paragraph
2.14 above, until such default is cured, the authorized number of members of the Board of Directors shall be increased to seven (7) and four (4) of such members shall be nominees of the nondefaulting Party. The number of members of the Board of Directors cannot be decreased or otherwise increased without the mutual written consent of Suntory and ICOS. All actions by the Board of Directors shall require the affirmative vote of four (4) or more members of the Board of Directors at a meeting at which a quorum is present, except for such actions as to which a higher than majority vote is required pursuant to the provisions of this Agreement, the Articles, the Bylaws or applicable law.

        11.02   OFFICERS

        The Company shall have a Chairman of the Board, Chief Executive Officer/President, Vice President - ICOS, Vice President - Suntory, Secretary/Assistant Chief Financial Officer, Chief Financial Officer/Assistant

Secretary and such other officers with such titles and duties as the Board of Directors may determine. Any two or more offices may be held by the same
person. [   *   ].

        11.03    ACTIONS REQUIRING CONSENT

        In addition to any other items referred to in this Agreement requiring consent of both of Suntory and ICOS, none of the following actions shall be permitted to be taken by the Company unless it shall have obtained the consent of both Suntory and ICOS:

           (i)   [   *   ] the Field of Activity;

           (ii)  Any [   *   ] by the Company;

           (iii) The [ * ] of the Company having a fair market value in excess of [ * ] by the Company (other than in connection with the sale of products and services in the ordinary course of its business) or [ * ] (regardless of value) in the [ * ];

           (iv) The adoption of a business plan, annual capital, operating and development plans and budgets, including any material modification thereof ("Business Documents");

           (v)   Any capital expenditure in excess of [   *   ] by the Company;
                 and

           (vi)  Any material act in material contravention of this Agreement.

        11.04     ACCOUNTING AND INTERNAL CONTROLS

          Suntory and ICOS shall cause the management of the Company to conduct the business of the Company at all times in accordance with high standards of business ethics and to maintain the Company's accounts in accordance with generally accepted accounting principles consistently applied and, specifically, to:

           (i) Maintain full and accurate books, records, and accounts which shall, in reasonable detail, accurately and fairly reflect all transactions of the Company; and

          *Confidential Treatment Requested

           (ii) Devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with general or specific authorizations, and (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to permit preparation of all tax returns and to maintain accountability for assets.

        11.05  FINANCIAL AND BUSINESS INFORMATION AND TAX RETURNS

           Suntory and ICOS shall cause the management of the Company to:

           (i) Present Business Documents to the Board of Directors and Suntory and ICOS for approval;

           (ii) Make available to all members of the Board of Directors together with Suntory and ICOS on a regular basis, and as reasonably requested, all such information and/or documents as may be required to permit the Board of Directors and/or Suntory and ICOS, as the case may be, to make informed judgments with respect to such Business Documents and all other matters of interest to them;

           (iii) Prior to March 15 of each Corporate Year, provide to Suntory and ICOS regular annual audited financial statements by the Company's independent certified public accountants, which shall include a statement of profits and losses, changes in financial position and a balance sheet for the year then ended, as well as such other appropriate financial information reasonably requested by the Parties; and

           (iv) Cause to be prepared all federal, state and local tax returns of the Company ("Returns").

        11.06  BANK ACCOUNTS

          All funds of the Company shall be deposited in the name of the Company in such bank account or accounts as shall be determined by mutual agreement of Suntory and ICOS. All withdrawals therefrom shall be made upon checks signed on behalf of the Company by any one officer, except for (i) amounts in excess of [ * ] and
(ii) any payments to be made to Suntory and/or ICOS or their respective affiliates, in which case all such checks shall require the signature of one (1) Suntory officer and one (1) ICOS officer. The Parties hereto shall not make deposits in or issue any checks against the Company bank account(s) without full, proper and complete supporting records.

        11.07   INDEPENDENT ENTERPRISE

          Suntory and ICOS agree to cause the Company at all times to be conducted as an independent enterprise for profit. Except as otherwise provided herein, all commercial transactions between the Company and Suntory and/or ICOS (or their affiliates) shall be conducted on an arm's-length basis with neither granting to the other terms or conditions more favorable than would be accorded unrelated third parties, except as Suntory and ICOS may otherwise mutually agree prior to such transactions.

        11.08   COMPENSATION OF OFFICERS AND DIRECTORS

          The officers and members of the Board of Directors of the Company will serve in their respective positions for no compensation or remuneration whatsoever.

        11.09   FIDUCIARY DUTY

          Suntory, ICOS, the officers and members of the Board of Directors of the Company shall all have the fiduciary responsibility for the safekeeping and use of all funds and assets (including records) of the Company, whether or not in immediate possession or control, for the exclusive benefit of the Company and its shareholders.

        11.10   OTHER ACTIVITIES

          Suntory and ICOS may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, other than for the purpose of development, manufacture, production and sale of PAF-AH Products.


          *Confidential Treatment Requested

        11.11           NONCOMPETITION

          Except as specifically authorized by their respective License Agreements, Suntory and ICOS shall not, directly or indirectly, nor shall they permit any of their respective subsidiaries, as applicable, to engage in any business that makes or sells products that are substantially the same as the
business of the Company in the Field of Activity for a period of [   *   ]
from and after the Closing Date anywhere in the world, it being recognized that the business of the Company is worldwide.

12.        BUSINESS MATTERS

        12.01   LICENSE AGREEMENTS

           As more fully set forth in those certain License Agreements, Suntory and ICOS agree that:

           (i)    Suntory will have an [   *   ].

           (ii)   ICOS will have an [   *   ].

           (iii)  The Parties recognize that the Company may [   *   ].

        12.02   DEVELOPMENT PROGRAM

          As more fully set forth in the Development and Supply Agreement, Suntory and ICOS agree to conduct on behalf of the Company, on an accelerated
and coordinated basis, [   *   ] necessary for the Company to engage in the
Field of Activity and manufacture and sell PAF-AH Products in the Company Territory.

        12.03   SERVICES AGREEMENTS

          As more fully set forth in those certain Services Agreements, Suntory and ICOS agree that each will provide certain services to the Company in order to promote the business of the Company in the Field of Activity.


          *Confidential Treatment Requested

13.     RESTRICTIONS ON SHARES

        13.01   OVERALL RESTRICTIONS

The Company will be owned on the Closing Date by two (2) entities which have the compatibility and financial stability which are major elements contributing toward the prospect of the future success of the Company. Except in accordance with the terms of this Agreement, neither Suntory nor ICOS shall sell, transfer, assign, pledge, hypothecate or in any other way dispose of or encumber, voluntarily or involuntarily, by bankruptcy, operation of law or otherwise (any such event is referred to as a "Transfer") any of its shares or any right or interest therein without the prior written consent of the other ("Nontransferring Shareholder"). Unless such prior written consent is given, the proposed Transfer may not take place, and any attempted Transfer in derogation hereof shall be deemed null and void. If for any reason any clause or provision of this Paragraph 13.01 should be held unenforceable, invalid or in violation of law by any court or tribunal, then the Nontransferring Shareholder shall have the right, exercisable in writing within ninety (90) days of the date of final determination of invalidity or unenforceability, to purchase all of the shares which such transferring shareholder purported to Transfer, pursuant to the terms of Paragraph 13.03 below.

        13.02   ADDITIONAL RESTRICTIONS

          Upon the occurrence of any of the following events with respect to Suntory or ICOS ("Occurrence Shareholder") (wherein there is not a continuity of proprietary interest of the shareholders of Suntory or ICOS who owned shares of Suntory or ICOS, as the case may be, prior to the occurrence of such an event):
[   *   ].  The Occurrence Shareholder shall notify the other Party in writing of any occurrence described above in this Paragraph 13.02 at the very earliest time practicable.

        13.03   PURCHASE PRICE AND PAYMENT DATE

          For purposes of Paragraphs 13.01 and 13.02 above, the purchase price to be paid for each share of the transferring shareholder or Occurrence Shareholder shall be computed as follows:

           (i)    Within [   *   ] after the occurrence of an event described in
                  Paragraph 13.01 or 13.02 above, Suntory and ICOS either (a) shall jointly appoint an investment banking firm or (b) failing


          *Confidential Treatment Requested
                  this joint action, each separately shall designate an
                  investment banking firm and within [   *   ] after their
                  appointment, the designated investment banking firms shall designate an additional investment banking firm ("Neutral Investment Banker") (collectively, the Neutral Investment Banker and the two investment banking firms designated by the Parties being referred to as the "Three Investment Bankers"). The failure by either Suntory or ICOS to appoint an investment banking firm within the time allowed shall be deemed equivalent to appointing the other Party's investment banking firm as the jointly appointed investment banking firm. Within
                  [   *   ] after the appointment of the jointly appointed
                  investment banking firm or the Neutral Investment Banker, as the case may be, the jointly appointed investment banking firm or the Three Investment Bankers, by a majority vote, shall render their appraisal of the fair market value of shares
                  being purchased, [   *   ]. The Company shall bear all
                  appraisal expenses.

           (ii)   The payment date of the purchase price pursuant to this
                  Paragraph 13.03 shall not be later than [   *   ] after the
                  [   *   ] period set forth in Paragraph 13.02 above.

        13.04  CHANGE OF CONTROL

          In the event of a Change in Control (as hereafter defined) of Suntory or ICOS (the "Acquired Shareholder"), the other Party (the "Other Shareholder")
shall be [   *   ].

          For purposes of this Paragraph 13.04, a "Change in Control" occurs when any person becomes, after the date hereof, the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding securities of the Acquired Shareholder (or its holding company) having a right to vote in the election of directors, except a "Change in Control" will not have occurred if, after the transaction, fifty percent (50%) or more of the outstanding voting securities of the corporation acquiring the Acquired Shareholder's voting securities are owned by the Acquired Shareholder's shareholders in the same proportion as they own the Acquired Shareholder's voting securities immediately prior to such transaction. It is recognized and agreed that a holding company currently holds a substantial portion (more than



          *Confidential Treatment Requested
fifty percent (50%)) of Suntory's outstanding securities having a right to vote in the election of directors, that such holding company is owned and controlled by family members and that the transfer, after the date hereof, of the voting securities of the holding company among the family members will not constitute a "Change in Control" of Suntory.

        13.05   DELIVERY OF SHARES; TERMINATION OF AGREEMENTS

          Any purchase of shares pursuant to this Agreement shall take place on the payment date thereof. The certificates representing all of the shares so purchased shall be duly endorsed and delivered to the purchaser(s) thereof on the payment date. As of the payment date, this Agreement, the Development and Supply Agreement and the License Agreement and Services Agreement of the Party whose shares are purchased shall be terminated.

14.        ADDITIONAL SHARES

          In the event Suntory and/or ICOS acquire any additional shares of the Company, then any and all such shares shall be subject to the terms and provisions of this Agreement.

15.        ENDORSEMENT OF CERTIFICATES

           Upon the execution of this Agreement, the certificates of stock subject hereto shall be endorsed to read as follows:

     "Any sale, assignment, transfer, pledge, bequest or other disposition of the shares of stock represented by this Certificate is restricted by and subject to the terms and provisions of a Shareholders' Agreement dated ____________, 1996 by and among the Company, Suntory and ICOS, a copy of which Agreement is on file in the principal office of the Company, which Agreement may from time to time hereafter be amended. The shares of stock evidenced by this Certificate have not been registered with the Securities and Exchange Commission, but have been issued pursuant to the private offering exemption under the Securities Act of 1933, as amended."

           All certificates of stock hereafter issued to or transferred to Suntory and ICOS shall bear the same endorsement.

16.        REDEMPTION OF SHARES

        16.01   EVENTS OF WITHDRAWAL

Suntory or ICOS (the "Withdrawing Party") may, upon sixty (60) days' prior written notice to the Parties, elect to withdraw from the business efforts of the Company and have all of its shares of the Company redeemed by the Company
upon the occurrence of any of the following events or situations: [   *   ];
provided, however, that in the event both Suntory and ICOS give notice under this Paragraph 16.01 within sixty (60) days of each other, the provisions of this Paragraph 16 shall not apply and the parties will be deemed to have mutually agreed to dissolve the Company pursuant to Section 20.01(i).

        16.02   REDEMPTION PRICE AND DATE

          For purposes of Paragraph 16.01, the redemption price shall be the
lesser of [   *   ].  Sixty (60) days after the notice of election to withdraw
(or such earlier date as mutually agreed upon), the following shall occur: (i) the Company shall pay the redemption price to the Withdrawing Party; (ii) the Withdrawing Party shall tender to the Company its certificates, duly endorsed, for all of its shares of the Company; and (iii) this Agreement, the Development and Supply Agreement and the License Agreement and Services Agreement to which the Withdrawing Party is a party shall be terminated.

17.        COSTS AND EXPENSES

          Suntory and ICOS shall each bear and pay for their respective costs and expenses regarding the negotiation and preparation of this Agreement and all documents, instruments and agreements related thereto. Costs and expenses incurred by the Company after the Closing Date shall be paid by the Company.

18.        EXPORT CONTROL LAWS

        18.01   EXPORT LAW COMPLIANCE

Each Party acknowledges and agrees that it does not intend to, nor will it, export from the United States or re-export from any foreign country, or permit a third party to export or re-export, any technology or technical information acquired or created under this Agreement or any other related agreements to a country where such export or re-


          *Confidential Treatment Requested
export would be in violation of U.S. Export Administration Regulations. Each Party further agrees that the export and re-export of commodities pursuant to this Agreement and any related agreements shall be subject to the licensing requirements of the U.S. Export Administration Regulations.

        18.02           SPECIFIC AUTHORIZATION

          In the event that a specific authorization of, or a validated license from, a government other than that of the exporting party is required, Suntory and ICOS each agree that the Party, including (if applicable) the Company, within the jurisdiction of such other government shall, upon the request of the Party proposing to make the export, use its best efforts to obtain, as expeditiously as applicable, the requisite authorization or license.

19.        DISTRIBUTIONS OF CASH

          Subject to the terms of Paragraph 20 below, and upon the mutual consent of Suntory and ICOS, distributions of cash shall be made to Suntory and ICOS in accordance with their respective aggregate capital contributions.

20.        DISSOLUTION/LIQUIDATION

        20.01           EVENTS OF DISSOLUTION

           (i) The Company shall be dissolved upon the mutual written consent of Suntory and ICOS.

           (ii) The Company shall be dissolved upon the occurrence of any of the events set forth in Paragraph 13.02 if the Party which is not the Occurrence Shareholder shall not have exercised the purchase option provided in Paragraph 13.02 and shall have requested, within sixty (60) days after such occurrence, that the Company be dissolved.

           (iii) The Company may be dissolved for federal and Delaware income tax purposes, but preserved in nominal form for Delaware state law purposes, by either Suntory or ICOS upon the bankruptcy, receivership or insolvency of the other Party or the Company, or upon the material breach of this Agreement by the other Party.

        20.02           FINAL ACCOUNTING AND TAX RETURNS

          Upon the dissolution of the Company, a complete and accurate accounting shall be made by the Company's independent certified public accountants from the date of the last previous accounting to the date of dissolution and all required tax returns shall be timely filed in connection therewith.

        20.03           LIQUIDATION

          Upon the dissolution of the Company, Suntory and ICOS shall each appoint three (3) individuals who shall jointly act as liquidator to wind up the Company (and, if either Suntory or ICOS fails to appoint any individuals within sixty (60) days after the written request of the other Party, the individuals that shall have been appointed by such other Party within such sixty (60) day period shall act as the liquidator) (the individuals so appointed, collectively "Liquidator"). The Liquidator shall have full power and authority to take full account of the Company's assets and liabilities and to wind up and liquidate the affairs of the Company in an orderly and business-like manner as is consistent with obtaining the fair value thereof upon dissolution. The Company shall engage in no further business thereafter other than as necessary to operate on an interim basis, collect its receivables, pay its liabilities and liquidate its assets. All proceeds from liquidation shall be distributed in the following order of priority: (i) first, to the payment of all creditors of the Company and the expenses of liquidation; (ii) second, to the establishing of a reserve which the Liquidator deems reasonably necessary for any contingent, known or unforeseen liabilities or obligations of the Company; and (iii) third, the balance of the Company's net assets shall be divided between Suntory and ICOS in approximately equal value at the direction of the jointly appointed investment banking firm or the Three Investment Bankers, as the case may be, which shall render an appraisal of the fair market value of such net assets within sixty
(60) days of appointment as set forth Paragraph 13.03(i) above.

        20.04           CANCELLATION OF CERTIFICATES; TERMINATION

          Upon the completion of the distributions in liquidation of the Company as provided in this Paragraph 20 (i) the Liquidator shall cause the cancellation of all share certificates and shall take such other actions as may be appropriate to finally dissolve and liquidate the Company and (ii) this Agreement shall terminate.

21.        MISCELLANEOUS

        21.01           NOTICES

          All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the Party to whom notice is to be given, by telex or facsimile, and confirmed by first class mail, registered or certified, return receipt requested, postage prepaid, and properly addressed as follows (in which case such notice shall be deemed to have been duly given on the third (3rd) day following the date of such sending):

        "Suntory"  Suntory Limited
                   The Garden Court 8-F
                   4-1 Kioi-cho, Chiyoda-ku
                   Tokyo 102, Japan
                   Attn:  President
                   Pharmaceutical Division

        "ICOS"     ICOS Corporation
                   22021 - 20th Avenue S.E.
                   Bothell, WA 98021
                   U.S.A.
                   Attn:  President

  With a copy to:  Perkins Coie
                   1201 Third Avenue, 40th Floor
                   Seattle, WA 98101-3099
                   U.S.A.
                   Attn:  James R. Lisbakken, Esq.

        "Company"  Suncos Corporation
                   c/o Suntory Limited
                   The Garden Court 8-F
                   4-1 Kioi-cho, Chiyoda-ku
                   Tokyo 102, Japan
                   Attn:  President
                   Pharmaceutical Division

With a copy to:   Suncos Corporation
                  c/o ICOS Corporation
                  22021 - 20th Avenue S.E.
                  Bothell, WA 98021

                  U.S.A.
                  Attn:  President

Any Party by giving notice to the others in the manner provided above may change such Party's address for purposes of this Paragraph 21.01.

        21.02           PUBLICITY AND DISCLOSURE

          All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the Parties hereto.

        21.03           ENTIRE AGREEMENT; AMENDMENT

          This Agreement (together with all Exhibits attached hereto and all documents and instruments delivered in connection herewith) constitutes the full and complete agreement and understanding between the Parties hereto and shall supersede any and all prior written and oral agreements concerning the subject matter contained herein. This Agreement may not be modified or amended, nor may any provision hereof be waived without a written instrument executed by Suntory, ICOS and the Company.

        21.04           WAIVER

          No failure or delay by any Party to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy hereunder or thereunder or consequent upon a breach hereof or thereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy or of any such breach or preclude such Party from exercising any such right, power or remedy at any later time or times.

        21.05           ENFORCEMENT

          The shares of stock of the Company are unique and cannot be readily purchased or sold in the open market. For this reason, among others, the Parties hereto will be irreparably damaged in the event that this Agreement is not deemed to be specifically enforceable, and the Parties hereby agree that this Agreement shall be specifically enforceable. Such remedy shall be cumulative and not exclusive and shall be in addition to any other remedy which the Parties may have.

        21.06           REMEDIES

          No right, power or remedy herein conferred upon or reserved to any Party is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of any Party pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall to the extent permitted by law be cumulative and concurrent, and shall be in addition to every other right, power or remedy pursuant to this Agreement, or now or hereafter existing at law or in equity or by statute or otherwise and the exercise or beginning of the exercise by any Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by any Party of any or all such other rights, powers or remedies.

        21.07           HEADINGS

          Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any purpose.

        21.08           EFFECTIVENESS

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        21.09           ATTORNEYS' FEES AND COSTS

          In the event of any action at law or in equity among the Parties hereto to enforce any of the provisions hereof, the unsuccessful Party or Parties to such litigation shall pay to the successful Party or Parties all costs and expenses, including actual attorneys' fees, incurred therein by such successful Party or Parties; and if such successful Party or Parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees may be included in and made a part of such judgment. The successful Party shall be the Party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A Party not entitled to recover its costs shall not recover attorneys' fees.

        21.10           GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Delaware applicable to agreements made and to be performed in such state.

        21.11           BINDING EFFECT; ASSIGNMENT

          This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns. This Agreement may not be assigned in whole or in part by any Party, except with the prior written consent of the other Parties.

        21.12           EXHIBITS

           All Exhibits attached hereto and referred to herein are hereby incorporated herein as though fully set forth.

        21.13           NUMBER AND GENDER

          Words in the singular shall include the plural, and words in a particular gender shall include either or both additional genders, when the context in which such words are used indicates that such is the intent.

        21.14           COUNTERPARTS

          This Agreement may be executed in one or more counterparts by the Parties hereto. All counterparts shall be construed together and shall constitute one agreement.

        21.15           AGREEMENT TO PERFORM NECESSARY ACTS

          Each Party agrees to perform any further acts and execute and deliver any and all further documents and/or instruments which may be reasonably necessary to carry out the provisions of this Agreement and to carry out the business purpose of the Company.

        21.16           VALIDITY

          If for any reason any clause or provision of this Agreement, or the application of any such clause or provision in a particular context or to a particular situation, circumstance or person, should be held unenforceable, invalid or in violation of law by any court or other tribunal, then the application of such clause or provision in contexts or to situations, circumstances or persons other than that in or to which it is held unenforceable, invalid or in violation of law shall not be affected thereby, and the remaining clauses and provisions hereof shall nevertheless remain in full force and effect.

        21.17           REPRESENTATIONS

          Each of the Parties hereto acknowledges and agrees (i) that no representation or promise not expressly contained in this Agreement has been made by any other Party hereto or by any of its agents, employees, representatives or attorneys; (ii) that this

Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those set forth expressly in this Agreement; and (iii) that each has had the opportunity to be represented by counsel of its own choice in this matter, including the negotiations which preceded the execution of this Agreement.

        21.18           FORCE MAJEURE

          Any Party shall be excused for failures and delays in performance of its respective obligations under this Agreement caused by war, riots or insurrections, laws and regulations (including, without limitation, imposition of export restrictions or controls), strikes, floods, fires, explosions or other catastrophes beyond the control and without the fault of such Party ("Force Majeure"). This provision shall not, however, release such Party from using its best efforts to avoid or remove such cause and such Party shall continue performance hereunder with the utmost dispatch whenever such causes are removed. Upon claiming any such excuse or delay for non-performance, such Party shall give prompt written notice thereof to the other Party.

        21.19           EXPANSION OF BUSINESS

          The Parties contemplate that there may be additional opportunities for mutual development of other products or areas of interest by the Company. At any time either ICOS or Suntory may suggest that such other opportunities be further discussed.

        21.20           SURVIVAL

          In the event this Agreement is terminated earlier than [   *   ]
after the Closing Date, Paragraph 9 shall survive termination until the expiration of the period specified in Paragraph 9.01.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them.

          *Confidential Treatment Requested

                              ICOS CORPORATION

                              By     /s/ George B. Rathmann
                                 --------------------------
                                 Its Chairman of the Board, President
                                     --------------------------------
                                     and Chief Executive Officer
                                     --------------------------------

                              SUNTORY LIMITED


                              By     /s/ Terumi Nakajima
                                 -----------------------
                                 Its Senior Managing Director
                                     ------------------------

                              SUNCOS CORPORATION


                              By     /s/ Terumi Nakajima
                                 -----------------------
                                 Its President and Chief Executive
                                     -----------------------------
                                     Officer
                                     -----------------------------


                              By   /s/ George B. Rathmann
                                 --------------------------
                                 Its Chairman of the Board
                                     ---------------------

                                EXHIBIT SCHEDULE


EXHIBIT                  DESCRIPTION                PARAGRAPH
----------   ------------------------------------   ---------

   A         PAF-AH License Agreement............     1.04

   B         Development and Supply Agreement....     1.06

   C         Articles of Incorporation...........     2.04

   D         Bylaws of the Company...............     2.05

   E         Accountants Engagement Letter.......     2.09

   F         Suntory Services Agreement..........     7.03.6

   G         ICOS Services Agreement.............     7.03.6

   H         Suntory License Agreement...........     7.03.7

   I         ICOS License Agreement..............     7.03.7

   J         Right of First Negotiation Agreement     7.03.9